UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2026

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey 08550
(Address of Principal Executive Offices) (Zip Code)

(609) 716-4000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 17, 2026, Mistras Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Athena Purchaser, LLC, a Delaware limited liability company (“Parent”), and Athena Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Parent and Acquisition Sub are controlled by funds affiliated with H.I.G. Capital.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The board of directors of the Company (the “Board”) has unanimously, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; and (iii) recommended that the Company’s stockholders adopt the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares held by the Company as treasury stock or held directly by Parent or Acquisition Sub, which will be automatically cancelled for no consideration, and (ii) shares held by stockholders who have properly exercised and not withdrawn their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware) will be automatically converted into the right to receive $20.35 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Company Option, less applicable tax withholdings. Any Company Option with a per share exercise price equal to or greater than the Merger Consideration will be cancelled as of the Effective Time for no consideration.

At the Effective Time, each outstanding restricted stock unit covering shares of Company Common Stock (each, a “Company RSU”), whether vested or unvested, will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration, less applicable tax withholdings.

At the Effective Time, each outstanding performance-based restricted stock unit covering shares of Company Common Stock (each, a “Company PRSU”), whether vested or unvested, will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Company PRSU (with the applicable performance metrics deemed achieved immediately prior to the Effective Time at the greater of target performance and actual performance as of immediately prior to the Effective Time) and (ii) the Merger Consideration, less applicable tax withholdings.

The Merger Agreement contains customary representations and warranties by each party. The parties have also agreed to various customary covenants and agreements, including, among others, to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the completion of the Merger, and to not engage in certain kinds of transactions during this period.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (1) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter (the “Requisite Stockholder Approval”); (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other required regulatory approvals; (3) the absence of any order or law preventing or making illegal the consummation of the Merger; (4) the accuracy of each party’s representations and warranties (subject, in most cases, to materiality or material adverse effect qualifications); (5) material compliance with each party’s covenants; and (6) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Merger is not subject to a financing condition.

Beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on the date that is 40 calendar days after the date of the Merger Agreement (the “Go-Shop Period”), the Company has the right to, among other things, (a) solicit alternative acquisition proposals, (b) provide information (including non-public information) to third parties in connection therewith pursuant to acceptable confidentiality agreements, and (c) enter into or engage in discussions or negotiations with third parties in connection with alternative acquisition proposals. Following the end of the Go-Shop Period, the Company will be subject to customary “no-shop” restrictions under which the Company and its subsidiaries, from the first calendar day immediately after the Go-Shop Period until the earlier of the Effective Time and the valid termination of the Merger Agreement, are generally prohibited from (x) soliciting alternative acquisition proposals from third parties or (y) participating in any negotiations or discussions regarding an alternative acquisition proposal, subject to customary fiduciary exceptions.

The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement may be terminated: (1) by mutual written consent of the Company and Parent; (2) by either the Company or Parent if the Merger has not been consummated by the Outside Date (as defined in the Merger Agreement); (3) by either party if any court of competent jurisdiction or other governmental entity issues a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the Merger; (4) by either party if the Requisite Stockholder Approval is not obtained at the stockholder meeting duly convened therefor; (5) by Parent if the Board effects a change of board recommendation, the Company enters into an alternative acquisition agreement or the Company commits a willful and material breach of the non-solicitation provisions; (6) by the Company, prior to receipt of the Requisite Stockholder Approval, to enter into a definitive agreement with respect to a superior proposal (subject to compliance with the terms of the Merger Agreement and concurrent payment of the Company Termination Fee (as defined below)); (7) by Parent if there has been a breach of any representation, warranty, covenant or agreement by the Company that would give rise to the failure of a closing condition, subject to a cure period; (8) by the Company if there has been a breach of any representation, warranty, covenant or agreement by Parent or Acquisition Sub that would give rise to the failure of a closing condition, subject to a cure period; and (9) by the Company if all closing conditions have been satisfied or waived, Parent and Acquisition Sub have failed to consummate the Merger when required, the Company has confirmed its readiness to close, and Parent and Acquisition Sub have failed to consummate the Merger within three business days thereafter.

Under certain circumstances, including the Company terminating the Merger Agreement to enter into an agreement with respect to a superior proposal, the Company will pay Parent a termination fee of approximately $27.5 million (the “Company Termination Fee”). If the termination relates to a superior proposal during the Go-Shop Period, a reduced termination fee equal to 50% of the full Company Termination Fee will be payable. In certain other circumstances, including the Company terminating the Merger Agreement due to a willful and material breach by Parent or Acquisition Sub or the failure by Parent and Acquisition Sub to close when required, Parent will pay the Company a termination fee of approximately $49.9 million (the “Parent Termination Fee”).

The Merger Agreement also provides that Parent will be entitled to expense reimbursement from the Company of up to $7.0 million if Parent terminates the Merger Agreement as a result of a willful and material breach by the Company.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Parent or Acquisition Sub. Investors and security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Acquisition Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financing Commitments

In connection with the Merger, Parent has obtained an equity commitment letter, pursuant to which H.I.G. Middle Market LBO Fund IV, L.P. has committed to provide, or cause to be provided, equity financing to Parent in an aggregate amount sufficient, together with the Debt Financing (as defined below) and other available funds, to fund the aggregate Merger Consideration, repay certain existing indebtedness of the Company and its subsidiaries, and pay related fees and expenses in connection with the Merger and the transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the equity commitment letter.

In addition, Parent has obtained a debt commitment letter, pursuant to which certain financial institutions have committed to provide debt financing (the “Debt Financing”) in connection with the Merger, on the terms and subject to the conditions set forth therein.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, H.I.G. Middle Market LBO Fund IV, L.P. (the “Guarantor”) has delivered to the Company a limited guarantee, pursuant to which the Guarantor has guaranteed to the Company the payment of certain obligations of Parent under the Merger Agreement, including the Parent Termination Fee, subject to certain limitations set forth in the limited guarantee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2026, in connection with the contemplated Merger, the Compensation Committee of the Board (the “Compensation Committee”) approved cash retention bonus awards for certain key employees of the Company, including the following named executive officers: Natalia Shuman, President and Chief Executive Officer ($750,000); Edward J. Prajzner, Senior Executive Vice President and Chief Financial Officer ($425,000); Gennaro D’Alterio, Executive Vice President and Chief Commercial Officer ($245,000); and Hani Hammad, Executive Vice President and Chief Operating Officer ($425,000).

The retention bonus awards will be memorialized in retention bonus letter agreements between the Company and each named executive officer (each, a “Retention Agreement”). The awards granted under the Retention Agreements will vest and become payable as follows: (i) 50.0% at the Effective time; and (ii) 50.0% on the 12-month anniversary of the Effective Time, in each case, subject to the recipient’s continued employment through the applicable vesting date. In addition, if a recipient’s employment is terminated following the Effective Time (i) without Cause (as defined in the applicable recipient’s employment agreement) or (ii) due to the recipient’s resignation for Good Reason (as defined in the applicable recipient’s employment agreement), then the unvested portion of such recipient’s award will vest and become payable in full, subject to the recipient’s timely execution and non-revocation of a general release of claims.

The foregoing description of the retention bonus awards is qualified in its entirety by reference to the Retention Agreements to be entered into between the Company and each named executive officer, the form of which will be filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended September 30, 2026.

Item 7.01.	Regulation FD Disclosure.

Joint Press Release

On September 18, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 8.01.	Other Events.

Voting Agreements

Concurrently with the execution of the Merger Agreement, each director and named executive officer of the Company and certain other stockholders of the Company entered into voting and support agreements (the “Voting Agreements”) with Parent, pursuant to which such stockholders have agreed, among other things, to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and against any competing acquisition proposal, and not to engage in solicitation of alternative transactions and similar matters, subject to the terms and conditions set forth therein. The shares of Company Common Stock covered by Voting Agreements constitute approximately 31% of the issued and outstanding shares of Company Common Stock.

The Voting Agreements will terminate upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the Outside Date (as defined in the Merger Agreement), (iv) with respect to any individual Voting Agreement, the mutual written consent of the stockholder and Parent, and (v) the effectiveness of any amendment to the Merger Agreement that reduces the amount or changes the form of the Merger Consideration or materially delays or imposes any additional material restrictions or conditions on the payment of the Merger Consideration.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Voting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including statements regarding the proposed Merger, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such statements are not guarantees of future events or results and may not accurately indicate the timing of, or the date by which, such events or results will be consummated or achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Such risks, uncertainties and contingencies include, among others: uncertainties as to the timing of the proposed Merger; uncertainties as to how many of the Company’s stockholders will vote in favor of the proposed Merger including the possibility that the Company’s stockholders may not approve the proposed Merger; the possibility that competing offers will be made, whether through the “go-shop” process or otherwise; the ability to receive the required consents and regulatory approvals for the proposed Merger and to satisfy the other closing conditions of the proposed Merger on a timely basis or at all; the risk that, prior to the completion of the proposed Merger, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the proposed Merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the proposed Merger on the market price of the Company’s common stock and/or on the Company’s business, financial condition, results of operations and financial performance; the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed Merger or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with the SEC and other written statements made by the Company from time to time. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC and furnish to its stockholders a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders, which will be announced as promptly as practicable to seek Company stockholder approval in connection with the proposed Merger. Additionally, the Company expects to file a definitive proxy statement on Schedule 14A and other relevant materials with the SEC in connection with the proposed Merger. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed Merger or other responses in relation to the proposed Merger should be made only on the basis of the information contained in the proxy statement. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents filed or that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or on the Company’s investor relations website (http://www.investors.mistrasgroup.com). In addition, the proxy statement and the other documents filed or that will be filed by the Company with the SEC may be obtained from the Company free of charge by requesting them from Investor Relations by email at investors@mistrasgroup.com, or by telephone at 1 (833) MISTRAS.

Participants in Solicitation

The Company and certain of its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders of the Company in respect to the proposed Merger and any other matters to be voted on at the special meeting. Information about the Company and its directors and executive officers can be found in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 11, 2026, (ii) the Company’s proxy statement for its 2026 Annual Shareholders Meeting, which was filed with the SEC on April 7, 2026, and (iii) the Company’s other filings with the SEC, including any statements of beneficial ownership on Form 3, Form 4, or Form 5. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at http://www.sec.gov, the SEC’s website, or on the Company’s investor relations website (http://www.investors.mistrasgroup.com). Additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement that the Company expects to file in connection with the proposed Merger and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation, or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1*+	Agreement and Plan of Merger, dated as of September 17, 2026, by and among Athena Purchaser, LLC, Athena Merger Sub, Inc. and Mistras Group, Inc.
10.1	Form of Voting Agreement (director and officer form).
10.2	Form of Voting Agreement (stockholder form).
99.1	Joint Press Release, dated as of September 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mistras Group, Inc.

September 18, 2026	By:	/s/ Eileen M. Coggins
	Name:	Eileen M. Coggins
	Title:	Executive Vice President, General Counsel and Secretary